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                               Rule No.424(b)(2)
                               File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: 125                          Dated:  October 28, 1996

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                      21869EFG5

Principal Amount:           8,000,000.00

Settlement Date:            10/30/96

Base Rate:                  3 MONTH LIBOR (TELERATE PG. 3750)

Index Maturity:             3 MONTH

Initial Interest Rate:      5.65625% (5.53125% 3 MONTH LIBOR 10/28/96)

Spread or Spread Multiplier, if applicable:  Plus .125 BPS

Interest Rate Reset Dates:  Quarterly on Third Wednesday of January, April, July
                            & October

Interest Payment Dates:     Quarterly on Third Wednesday of January, April, July
                            & October

First Coupon:               1/15/97

Day Count:                  Actual/360

Stated Maturity Date:       10/30/01

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: